UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2016

Aerie Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36152	20-3109565
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2030 Main Street, Suite 1500

Irvine, California 92614

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (949) 526-8700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Subsequent to June 30, 2016, Aerie Pharmaceuticals, Inc. (the “Company”) issued and sold a total of 4,067,733 shares of common stock under separate at-the-market sales agreements with RBC Capital Markets, LLC and Cantor Fitzgerald & Co. and received net proceeds of approximately $94.3 million, after deducting fees and other offering expenses. In addition, the Company issued and sold 2,542,373 shares of common stock pursuant to the underwriting agreement, dated September 15, 2016, between the Company and Cantor Fitzgerald & Co., and received net proceeds of approximately $71.3 million, after deducting underwriting discounts and commissions and other offering expenses.

After giving effect to the foregoing issuances of shares and the net proceeds therefrom, the Company expects total shares outstanding and cash and cash equivalents as of September 30, 2016 to be approximately 33 million shares and $250 million, respectively.

Based upon current business plans, the Company has updated full-year 2016 cash burn guidance to approximately $85 million, an increase from the previous guidance of $75 million. The updated guidance reflects new initiatives such as start-up efforts for clinical trials in Japan and commencement of construction of a manufacturing plant in Ireland. With this updated full-year 2016 cash burn guidance, the Company expects cash and cash equivalents to total approximately $230 million as of December 31, 2016.

From time to time after September 21, 2016, representatives of the Company may present to various investors the information described in the slides attached to this report as Exhibit 99.1 hereto, which is hereby incorporated by reference into this Item 7.01.

The information in this Item 7.01 (including Exhibit 99.1) is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in this Item 7.01 will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a determination or admission by the Company that this information is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Forward-Looking Statements

This report contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “exploring,” “pursuing” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding the Company’s intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the success, timing and cost of its ongoing and anticipated preclinical studies and clinical trials for its current product candidates, including statements regarding the timing of initiation and completion of the studies and trials; its expectations regarding the clinical effectiveness of its product candidates and results of its clinical trials; the timing of and its ability to request, obtain and maintain U.S. Food and Drug Administration or other regulatory authority approval of, or other action with respect to, its product candidates; its expectations regarding the commercialization of its product candidates; its expectations related to the share issuances discussed in this report, including the expected use of proceeds therefrom and its expected total shares outstanding and cash and cash equivalents after giving effect to these share issuances; its updated full-year 2016 cash burn guidance, the new initiatives reflected herein and expected cash and cash equivalents as of December 31, 2016; the potential advantages of its product candidates; and its plans to pursue development of its product candidates for additional indications and other therapeutic opportunities. By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics and industry change, and depend on regulatory approvals and economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. The Company discusses many of these risks in greater detail under the heading “Risk Factors” in the quarterly and annual reports that it files with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance and the Company’s actual results of operations, financial condition and liquidity, and the development of the industry in which it operates may differ materially from the forward-looking statements contained in this report. Any forward-looking statements that the Company makes in this report speak only as of the date of this report. The Company assumes no obligation to update its forward-looking statements whether as a result of new information, future events or otherwise, after the date of this report.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit relating to Item 7.01 shall be deemed to be furnished, and not filed:

99.1	Company Presentation dated September 21, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AERIE PHARMACEUTICALS, INC.

Date: September 21, 2016	By:	/s/ Richard J. Rubino
Richard J. Rubino
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Company Presentation dated September 21, 2016.